Petroleum Development Corporation

C.K. Cooper & Company

3rd Annual Small-Cap Oil & Gas Conference

Palm Desert, CA

NASDAQ GSM:PETD

Introductions

•         Thomas Riley, P.E., President

•         Rick McCullough, Chief Financial Officer and Treasurer

Forward-Looking Statements

This information contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved.  Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of the Company to meet its stated business goals.

Contact Information:

Investor Relations

Petroleum Development Corporation

120 Genesis Blvd. PO Box 26

Bridgeport, West Virginia 26330

Phone: 304.842.6256

Fax: 304.842.0913

www.petd.com

What we are going to talk about

•         History and Overview

•         2006 and 2007 Operating Overview

•         2007 Drilling, Production & Reserves

•         2006 and 2007 Financial Guidance

Core Operating Areas

        Rocky Mountains

2006 Proved Reserves: 301 Bcfe

2006 Production: 14.1 Bcfe

2007E Production: 24 Bcfe

        Michigan Basin

2006 Proved Reserves: 19.6 Bcfe

2006  Production: 1.6 Bcfe

2007E Production: 1.8 Bcfe

        Appalachian Basin

2006 Proved Reserves: 35.1 Bcfe

2006 Production:  1.4 Bcfe

2007 Production: 2.6 Bcfe

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Factors Contributing to Success

•         Consistent, scaleable results

•         Lower risk projects

•         Diversification - with focus areas

•         Quality workforce and operations

•         Flexibility to pursue options

§         Development

§         Acquisitions

§         Exploration

Increasing Production

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Increasing Proved Reserves

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5-year Stock Performance

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Over the past ten years:

•         Over twenty-five percent compounded annual growth in production

•         Over twenty percent average annual growth in proven reserves

•         Over ten consecutive years, of positive earnings

•         Over twenty-five percent compounded annual growth in stock price